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                                                                   EXHIBIT 23(a)

                               CONSENT OF KPMG LLP


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 1998, relating to the statements of operations, shareholders' equity (deficit) and comprehensive earnings (loss), and cash flows Oxford Health Plans, Inc. and subsidiaries for the year ended December 31, 1997, and the related consolidated financial statement schedules, which reports appears in the December 31, 1999 annual report on Form 10-K of Oxford Health Plans, Inc. and subsidiaries.


                                            /s/ KPMG LLP


Stamford, Connecticut
March 20, 2000